Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 5 to the Registration Statement (Form F-1 No. 333-259085) and related Prospectus of Can-Fite BioPharma Ltd. and to the incorporation by reference therein of our report dated March 30, 2023, with respect to the consolidated financial statements of Can-Fite BioPharma Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ KOST FORERR GABBAY & KASIERER
A Member of Ernst & Young Global

Tel-Aviv, Israel
September 1, 2023